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                               CODE OF REGULATIONS
                                       OF
                            BANC ONE ABS CORPORATION
                        (Herein called the "Corporation)

                                    ARTICLE I
                                  SHAREHOLDERS

SECTION 1.01. ANNUAL MEETING. The annual meeting of shareholders for the election of Directors and the transaction of such other business as may properly come before it shall be held on the fourth Tuesday of January of each year. The annual meeting shall be at such hour and place as shall be fixed by resolution of the Board of Directors and stated in the written notice of the meeting. If the annual meeting for election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient.

SECTION 1.02. SPECIAL MEETINGS. Special meetings of the shareholders for any purpose(s), may be called at any time by the Chairman, the President, the Board of Directors or any two members thereof. Special meetings of shareholders shall be held on such date and at such hour and place as shall be fixed by the person(s) calling the meeting and stated in the notice of the meeting. No business may be transacted at any such meeting except that referred to in such notice or in a supplemental notice given in compliance with this Code of Regulations.

SECTION 1.03. NOTICE OF MEETING. Whenever shareholders are required or permitted to take any action at a meeting, a written notice stating the place, date, hour and purpose(s) of the shareholders' meeting shall be given to the shareholders. Said notice shall be given by or under the direction of the Secretary of the Corporation or such other Officer of the Corporation as is designated by the Board of Directors. Such written notice of any meeting shall be given, personally or by mail, postage prepaid, not less than ten nor more than fifty days before the date of the meeting, to each shareholder entitled to vote at such meeting. If mailed, such notice shall be addressed to the shareholder at his address as it appears on the records of the Corporation. Any shareholder may waive any notice required to be given by law, the Articles of Incorporation, or this Code of Regulations.

When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. Any business may be transacted at the adjourned meeting which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.
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SECTION 1.04. QUORUM. Except as otherwise required by law, the Articles of
Incorporation or this Code of Regulations, the holders of record of a majority of the issued and outstanding shares of the Corporation entitled to vote shall constitute a quorum at a meeting of shareholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholders. The shareholders present may adjourn the meeting despite the absence of a quorum. At any such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

SECTION 1.05. RECORD DATE. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty nor less than ten days before the date of such meeting nor more than sixty days prior to any other action.

SECTION 1.06. PROXIES. Each shareholder entitled to vote at a shareholders' meeting, or to express consent or dissent to corporate action in writing without a meeting, may authorize another person or persons, including a partnership or corporation, to act for him by proxy. Each such proxy shall be dated and if not dated by the shareholder, shall be dated as of the date of receipt thereof. No such proxy shall be valid after the final adjournment of any meeting for which it shall have been given. Every proxy shall be revocable at the pleasure of the shareholder executing it in accordance with the provisions of the General Corporation Law of Ohio.

SECTION 1.07. SELECTION AND DUTIES OF JUDGES. The Board of Directors, in advance of any shareholders' meeting, may appoint one or more judges to act at the meeting or any adjournment thereof. If judges are not so appointed, the person presiding at a shareholders' meeting may and on the request of any shareholder entitled to vote thereat, or his proxy, shall appoint one or more judges. In case any person appointed fails to appear or to act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. If there are three or more judges, the decision, act or certificate of a majority of them shall be effective in all respects as the decision, act or certificate of all.

The judge(s) shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots, consents, waivers or releases; hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, consents, waivers and releases; determine and announce the result and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On the request of the person presiding at the meeting or any shareholder entitled to vote thereat, the judge(s) shall make a


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report in writing of any challenge, question or matter determined and execute a certificate of any fact found. Any report or certificate made shall be prima facie evidence of the facts stated therein and of the vote as certified by the judge(s). Unless appointed as above provided in this section, the judge(s) shall be dispensed with at all meetings of shareholders.

SECTION 1.08. VOTE OF SHAREHOLDERS. Every shareholder of record, as of the record date fixed by the Board of Directors, shall, with respect to each matter submitted to vote at a shareholders' meeting, be entitled to one vote for every share of capital stock standing in his name on the record of shareholders. Directors shall be elected by a plurality of the votes cast by the holders of the outstanding shares of the Corporation which are represented at the meeting and entitled to vote in the election. Whenever any corporate action, other than the election of Directors, is to be taken by vote of the shareholders, such corporate action shall, except as otherwise required by law, the Articles of Incorporation or this Code of Regulations, be authorized by the affirmative votes of the holders of record of a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon.

SECTION 1.09. PRESIDING OFFICER. Meetings of the shareholders shall be presided over by the Chairman of the Board, if any, or if not present or there is no one filling that office by the President of the Corporation, or such other member of the Board as is designated by the Board. The Chairman, if any, and the President of the Corporation shall be members of the Board of Directors. The Secretary or such other officer or director as is designated by the Board of the Corporation shall record all the proceedings of the meetings of the shareholders and he shall act as Secretary of all meetings of the shareholders. In the absence of the Secretary or such other officer or director so designated, the presiding officer shall appoint another officer or a shareholder of the Corporation to act as Secretary of the meeting.

                                   ARTICLE II
                                    DIRECTORS

SECTION 2.01. MANAGEMENT OF CORPORATION. The business of the Corporation shall be managed by its Board of Directors, each member of which shall have the qualifications prescribed by law, and shall have such further qualifications relating to age, business affiliation and employment by the Corporation as are from time to time adopted by the Board of Directors.

SECTION 2.02. NUMBER AND ELECTION. Unless otherwise fixed by the Articles of Incorporation, the number of members of the Board of Directors shall be determined from time to time by the vote of the holders of a majority of the shares entitled to vote thereon at any annual meeting or special meeting called for the purpose of electing directors and, when so fixed, such number shall continue to be the authorized number of members of the Board of Directors until changed by the shareholders by vote as aforesaid. If the annual meeting for election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient.


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SECTION 2.03. TERM OF OFFICE. Directors shall hold office until the annual meeting next following their election and until their respective successors are elected and qualified or until their earlier resignation or removal from office.

SECTION 2.04. VACANCIES. Vacancies and newly-created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the members of the Board of Directors then in office, although such majority is less than a quorum, or by a sole remaining Director.

SECTION 2.05. QUORUM. A majority of the total authorized number of Directors shall constitute a quorum for the transaction of business at a meeting of the Directors. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board except as otherwise provided by law, the Articles of Incorporation or this Code of Regulations. A majority of the Directors present, whether or not a quorum is present, may adjourn a meeting of the Directors to another time and place. Notice of any adjournment need not be given if such time and place are announced at the meeting.

SECTION 2.06. ANNUAL MEETING. Immediately following the adjournment of the annual meeting of shareholders, the newly-elected Board of Directors, if a quorum thereof be present, shall meet for the purpose of organization, the election of officers and the transaction of any other business. Notice of such meeting need not be given. If for any reason such organizational meeting is not held at such time, a special meeting for such purpose shall be held at such other time and place as is determined by the Board and notice thereof shall not be necessary.

SECTION 2.07. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held, without notice, on such date and at such hour and place as shall from time to time be fixed by the Board and no notice thereof shall be necessary. When the date fixed is a legal holiday, the regular meeting shall be held on the next succeeding business day or on such other day as the Board specifically designates at the next preceding Board meeting.

SECTION 2.08. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman, the President or by a majority of the Board of Directors. Special meetings shall be held on such date and at such hour and place as shall be fixed by the person(s) calling the meeting and stated in the notice or waiver of notice of the meeting. Unless waived, notice of each special meeting of the Directors, stating the date, hour and place of the meeting, shall be given to each Director, by personal communication either over the telephone or otherwise, not later than the second day prior to the meeting, or by mailed letter deposited in the United States mail with postage thereon prepaid not later than the seventh day prior to the meeting. Notices of special meetings of the Board of Directors and waivers thereof need not state the purpose or purposes of the meeting. Any business within the powers of the Board of Directors may be transacted at any meeting, whether or not stated in the notice.


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SECTION 2.09. WAIVER OF NOTICE. Any Director may waive any notice required to be given by law or this Code of Regulations.

SECTION 2.10. COMPENSATION. Directors shall receive such compensation and expense reimbursement for attendance at each meeting of the Board of Directors or of any committee thereof and/or such salary as may be determined from time to time by the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 2.11. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the Board, may designate from among its members an Executive Committee and other committees, both standing and special, each consisting of two or more Directors. Each such committee, to the extent provided in the Board's resolution creating the committee, and consistent with such limitations as are contained in the Articles of Incorporation and the General Corporation Law of Ohio, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation.

                                   ARTICLE III
                                    OFFICERS

SECTION 3.01. ELECTION. The officers of the Corporation shall include a Chairman, a President, a Secretary, a Treasurer and such number of Vice Presidents (which may include one or more Executive Vice Presidents and/or Senior Vice Presidents), Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers as are, in the judgment of the Board, required to transact the business of the Corporation. All officers of the Corporation may be elected and the compensation of all such officers may be fixed by the Board provided, however, that the President may appoint the Secretary, the Treasurer, and Vice Presidents of the Corporation and fix their salaries subject to approval of the Board. Any two or more offices may be held by the same person. Any officer may, but no officers except the President must be chosen from among the Board of Directors. The officers of the Corporation shall have the authority, perform the duties and exercise the powers in the management of the Corporation usually incident to the offices held by them respectively, and/or such other authority, duties and powers as may be assigned to them from time to time by the President.

SECTION 3.02. TERM. The officers of the Corporation shall be elected or appointed to hold office until the meeting of the Board of Directors following the next annual or special meeting at which officers are elected or for such shorter periods as may be designated by the Board of Directors. Any officer may be removed at any time, with or without cause, by the Board of Directors. A vacancy in any office, however created, may be filled by the Board of Directors at any regular or special meeting.


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SECTION 3.03. VOTING SECURITIES OWNED BY THE CORPORATION. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman, the President or by such other officer or agent of the Corporation so authorized by the President or the Board of Directors. Any such person may, in the name of and on behalf of the Corporation, take all such action as he may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which this Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time, confer like powers upon any other person or persons.

                                   ARTICLE IV
                                  CAPITAL STOCK

SECTION 4.01. STOCK CERTIFICATES. The shares of stock of the Corporation shall be represented by certificates signed by the Chairman or the President and the Secretary, an Assistant Secretary or such other officer of the Corporation appointed by the Board of Directors for that purpose, to be known as an authorized officer. Such certificates may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue. Each certificate shall set forth additional material as is requested by law.

SECTION 4.02. TRANSFERS. The shares of stock of the Corporation shall be transferable in the manner prescribed by the laws of the State of Ohio. Transfers of stock shall be made on the share transfer books of the Corporation only by the person named in the certificate or by attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled when the new certificate shall be issued.

SECTION 4.03. REGISTERED HOLDERS. The Corporation shall be entitled to treat and shall be protected in treating persons in whose names shares or any warrants, rights or options stand on the records of shareholders, warrant holders, right holders or option holders, as the case may be, as the owners thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, any such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice hereof.

SECTION 4.04. NEW CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or


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destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation and any transfer agent and/or registrar against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when it is proper to do so.

                                    ARTICLE V
                                  MISCELLANEOUS

SECTION 5.01. OFFICES. The principal office of the Corporation shall be in the City of Columbus, State of Ohio. The Corporation may have offices within and/or without the State of Ohio.

SECTION 5.02. SEAL. The corporate seal shall be circular in form. The name of the Corporation and the year 1996 shall be engraved around the margin. The word "Seal" shall be engraved across the center. The Chairman, President, Secretary, Treasurer and such other officers so designated by the President shall have authority to affix the corporate seal to any document requiring such seal and to attest the same.

SECTION 5.03. EXECUTION OF INSTRUMENTS. Agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the Chairman, President, Secretary, Treasurer, and such other officers as may be specifically authorized by the President or the Board of Directors. Employees of the Corporation may execute instruments and documents including but not limited to checks, notes and bills of exchange, on behalf of the Corporation to the extent specifically authorized by the President or the Board of Directors.

SECTION 5.04. FISCAL YEAR. The fiscal year of the Corporation shall begin the first day of January in each year, and shall end on the thirty-first day of December of such year.

SECTION 5.05. BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of accounts and of its transactions. It shall also keep minutes of the proceedings of its incorporators, shareholders, directors and committees of the Directors. The Corporation shall keep its share transfer books and other books and records in accordance with the requirements of law and prudent retention schedules.

SECTION 5.06. AMENDMENT. This Code of Regulations may be added to, amended or repealed at any annual meeting of shareholders or at any special meeting called for that purpose by the affirmative votes of the holders of record of a majority of the shares entitled to vote on


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such proposal in person or by proxy, or without a meeting by the two-thirds of the voting power on such proposal. If the Regulations are amended or new regulations are adopted by such written consent, the Corporation shall mail a copy of the amendment or the new regulations to each shareholder entitled to vote thereon who did not participate in the adoption thereof.

                                   ARTICLE VI
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 6.01. INDEMNIFICATION. The Corporation may indemnify any director or officer, any former director or officer of the Corporation and any person who is or has served at the request of the Corporation as a director, officer or trustee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer or trustee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law as the same may be in effect from time to time. The indemnification provided for herein shall not be deemed to restrict the right of the Corporation to (i) indemnify employees, agents and others as permitted by such Law, (ii) purchase and maintain insurance or provide similar protection on behalf of directors, officers or such other persons against liabilities asserted against them or expenses incurred by them out of their service to the Corporation as contemplated herein, and (iii) enter into agreements with such directors, officers, employees, agents or others indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against them or incurred by them arising out of their service to the Corporation as contemplated herein.


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